Exhibit 32    Section 906 Certification

Certification of CEO and Principal Accounting Officer Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with Amendment No. 1 to the Quarterly Report on Form 10-Q of Piccadilly Cafeterias, Inc. (the "Company") for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John G. McGregor, as Chief Executive Officer of the Company, and W. Scott Bozzell, as Executive Vice President, Controller and Secretary of the Company (Principal Accounting Officer), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    January 6, 2004

/s/ John G. McGregor

John G. McGregor

Chief Executive Officer

/s/ W. Scott Bozzell

W. Scott Bozzell

Executive Vice President,

Controller and Secretary

(Principal Accounting Officer)